UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 6, 2015

Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35495	04-3799139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ		07080
(Address of principal executive offices)		(Zip Code)
(908) 756-4400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2015, Tumi Holdings, Inc. (the “Company”) appointed David J. Riley, 44, as its Chief Accounting Officer. Mr. Riley has served as the Company’s Senior Vice President, Finance, since June 2014.

Mr. Riley was Chief Executive Officer of The Gladius Group, Inc., a professional services firm specializing in Chief Financial Officer and executive services, from November 2012 to June 2014. From 2000 to July 2012, Mr. Riley was employed in various financial and executive capacities by ModusLink Global Solutions, Inc. (previously CMGI, Inc.), a supply chain business process management company ("ModusLink"), where his positions included Vice President, Finance, from April 2003 to June 2006, Chief Financial Officer from June 2006 to April 2007, Executive Vice President, Corporate Development from May 2007 to July 2012, and Business Unit President and CEO of Tech for Less, LLC (a subsidiary of ModusLink) from February 2011 to November 2011. Mr. Riley began his career with the accounting firm, Ernst & Young, LLP, and he is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Riley and any other person pursuant to which he was appointed Chief Accounting Officer. There have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Mr. Riley has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Riley and any director or other executive officer of the Company.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated:	February 12, 2015	By:	/s/ Michael J. Mardy
			Name:	Michael J. Mardy
			Title:	Chief Financial Officer and Executive Vice President